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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 3, 1998 (May 27, 1998).


                         GENERAL BINDING CORPORATION
            (Exact name of registrant as specified in its charter)


       Delaware                      0-2604                    36-0887470
       --------                      ------                    ----------
(State or other juris-             (Commission             (IRS Employer
    diction of in-                 File Number)            Identification No.)
     corporation)


                         One GBC Plaza
                     Northbrook, Illinois                           60062
                     --------------------                           -----
           (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (847) 272-3700
                                                   --------------




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                           Form 8-K Current Report
                          For the Month of May 1998




Item 5. Other Events.

        On May 27, 1998 the Registrant closed the placement of $150 million of senior subordinated notes through a Rule 144A offering. The Registrant had previously announced the placement of the notes on May 21, 1998. The notes bear a coupon of 9.375% per annum with interest payable semi-annually. The notes will mature on June 1, 2008. The net proceeds from the notes will be used to repay $60 million of indebtedness to Lane Industries, Inc., the Registrant's controlling stockholder, which was used to partially finance the Registrant's recent acquisition of Ibico AG, and to repay other indebtedness.


Item 7. Exhibits.

        1.  Press Release of May 21, 1998.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                General Binding Corporation
                                                ---------------------------
                                                       (Registrant)


Date: June 3, 1998                              /s/ Steven Rubin
                                                ---------------------------
                                                Steven Rubin,
                                                Vice President, Secretary
                                                and General Counsel